UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2021

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 393-8248

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

As previously disclosed in a Form 8-K filed by Sabra Health Care REIT, Inc. (“Sabra” or the “Company”) on August 4, 2021, Harold Andrews, the Company’s Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Secretary, retired from Sabra effective December 31, 2021. Mr. Andrews will remain in a consulting role with Sabra following his retirement pursuant to a two-year consulting agreement, as described below.

Appointment of Chief Financial Officer

On December 30, 2021, Sabra’s Board of Directors appointed Michael Costa, Sabra’s Executive Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer), to succeed Mr. Andrews as the Company’s Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Secretary, in each case effective January 1, 2022. In this position, Mr. Costa will also continue to serve as the Company’s principal accounting officer. Mr. Costa, 43, has served as Sabra’s Executive Vice President – Finance since August 2017 and as Sabra’s Chief Accounting Officer (Principal Accounting Officer) since January 2021. From June 2016 through August 2017, Mr. Costa served as Sabra’s Vice President – Finance and Controller. From Sabra’s inception in 2010 until June 2016, Mr. Costa served as Sabra’s Controller.

On December 28, 2021, the Compensation Committee of Sabra’s Board of Directors approved an employment agreement between the Company and Mr. Costa (the “Employment Agreement”), which agreement is effective as of January 1, 2022. The Employment Agreement provides for an initial annual base salary of $450,000 that is subject to annual merit increases and an annual incentive bonus pursuant to the Company’s Executive Bonus Plan. The Employment Agreement also provides that Mr. Costa is entitled to participate in the Company’s benefit programs for its senior executives, to accrue paid time off in accordance with the Company’s policy for senior executive officers and to be reimbursed for his business expenses.

In the event that Mr. Costa’s employment is terminated by the Company without “good cause” or by Mr. Costa for “good reason” (as those terms are defined in the Employment Agreement), he will be entitled to a lump sum cash severance payment equal to the sum of his annual base salary then in effect and the average of the annual bonus he actually earned for the preceding three years, multiplied by a severance multiplier equal to 1.5, plus any accrued and unpaid bonus for any prior fiscal year and a prorated bonus payment for the year in which the termination occurs. Mr. Costa and his family members will also be entitled to continued coverage under the Company’s health plans or, at Mr. Costa’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for a period of up to 18 months, except that if such termination occurs on or within two years following a change in control of the Company, the period will be up to 24 months following the date of termination. In the event Mr. Costa’s employment is terminated by the Company without good cause or by Mr. Costa for good reason on or within two years following a change in control of the Company, he will be entitled to a lump sum cash severance payment equal to the sum of his annual base salary then in effect and the average of the annual bonus he actually earned for the preceding three years, multiplied by a severance multiplier of two, plus any accrued and unpaid bonus for any prior fiscal year and a prorated target bonus payment for the year in which the termination occurs (which would be calculated assuming the Company achieves 100% of the financial performance target(s) applicable to the bonus for such fiscal year). Mr. Costa’s right to receive severance payments pursuant to the Employment Agreement is conditioned upon his execution and delivery of (and not revoking) a general release in favor of the Company. In addition, if any payments under the Employment Agreement trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Costa will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after-tax benefit of such reduction exceeds the total after-tax benefit if such reduction is not made.

Pursuant to the Employment Agreement, Mr. Costa agrees that he will not disclose any confidential information of the Company at any time during or after employment with the Company. In addition, Mr. Costa has agreed that, for a period of one year following a termination of employment with the Company, he will not solicit the Company’s employees or customers or interfere with any of the Company’s business relationships.

The term of the Employment Agreement is for an initial period of three years and annually renews for a one-year period on each anniversary of the January 1, 2022 effective date; provided, however, that if after the first year of the term, either party to the agreement provides 60 days’ notice prior to the anniversary of the effective date of the agreement, the agreement will terminate on the anniversary of the effective date occurring in the second year following the year in which such notice was provided.

In connection with his appointment, Mr. Costa will also enter into an indemnification agreement with the Company, the form of which is described below and filed as Exhibit 10.3 to this Current Report on Form 8-K.

There is no arrangement or understanding between Mr. Costa and any other person pursuant to which he was selected as an officer. Mr. Costa has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Consulting Agreement with Former Chief Financial Officer

On December 30, 2021, the Company entered into a consulting agreement with Mr. Andrews (the “Consulting Agreement”), effective as of December 31, 2021, pursuant to which Mr. Andrews will provide consulting services to the Company as an independent contractor for two years following his retirement. The consulting services will consist of such services as are reasonably requested by Sabra through the Company’s Board of Directors or Chief Executive Officer in connection with transitioning Mr. Costa into the position of Chief Financial Officer.

The Consulting Agreement provides for an annual consulting fee of $500,000, reimbursements for expenses incurred in performing services under the Consulting Agreement, and certain reimbursements for the cost of COBRA premiums. In addition, the unvested portion of the time-based and performance-based equity awards granted to Mr. Andrews during his previous employment with the Company will continue to vest during the term of the Consulting Agreement. The services provided pursuant to the Consulting Agreement are non-exclusive, and Mr. Andrews will not be entitled to any fringe benefits under the Consulting Agreement.

As a condition to entering into the Consulting Agreement, Mr. Andrews must provide the Company with (and not revoke) a valid, executed general release agreement in favor of the Company. In addition, Mr. Andrews has agreed that he will not disclose any confidential information of the Company at any time during or after the term of the Consulting Agreement. The Consulting Agreement will terminate in accordance with its terms on December 31, 2023.

New Form of Indemnification Agreement

On December 30, 2021, Sabra’s Board of Directors approved an updated form of director and officer indemnification agreement (the “Indemnification Agreement”) to be entered into between Sabra and each person holding office as a director or officer of Sabra on or after such date. The Indemnification Agreement provides that Sabra will, in certain circumstances, indemnify each of the covered directors and officers to the maximum extent permitted by Maryland law for claims arising in such person’s capacity as a director or officer of Sabra. The rights of each director or officer party to an Indemnification Agreement are in addition to any other rights such person may have under Sabra’s charter, bylaws, or otherwise under Maryland law. The Indemnification Agreement will replace the Company’s existing indemnification agreements in place with the Company’s directors and executive officers.

The foregoing summary of each of the Employment Agreement, Consulting Agreement and Indemnification Agreement is qualified in its entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 1, 2022, by and between Michael Costa and Sabra Health Care REIT, Inc.

10.2	Consulting Agreement, dated December 30, 2021, by and between Harold W. Andrews, Jr. and Sabra Health Care REIT, Inc.

10.3	Form of Indemnification Agreement to be entered into with each of the directors and officers of Sabra.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: January 3, 2022		/s/ Richard K. Matros
	Name:	Richard K. Matros
	Title:	Chair, President and Chief Executive Officer